Exhibit 10.2

PROMISSORY NOTE

US $100,000	December 17, 2010 Greenacres, Washington

Selva Resources Corporation, a Nevada corporation (the "Maker") promises to pay to the order of Long Lane Capital, Inc., a Washington corporation, (the "Holder") the principal sum of One Hundred Thousand Dollars (US $100,000), together with interest on that amount, upon the agreements, terms and conditions provided in this Promissory Note (the "Note"):

1. Definitions.

(a) Cure Period. The term "Cure Period" means a period of ten (10) days from the time the Maker receives notice of a Default.

(b) Default. The term "Default" means any of the following events:

(i) the Maker at any time fails to pay, when due, any sum owing on this Note; or

(ii) the Maker breaches or fails to perform any obligation under this Note or any other agreement between the Maker and the Holder; or

(iii) the Maker files or is served with any petition for relief under the 11 U.S. C. ' 1 et seq. or any similar federal or state statute, or a proceeding is instituted against the Maker seeking a readjustment of the Maker's indebtedness; or

(iv) the Maker assigns any of its assets for the benefit of its creditors; or

(v) an action is commenced to appoint, or the Maker consents to the appointment of a receiver or trustee for all or any part of the Maker's property; or

(vi) the Maker admits, in writing, its inability to pay its debts as they become due; or

(vii) the Maker becomes insolvent; or

(viii) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of the Maker or appointing a receiver, trustee, or other similar official of substantially all of Maker's assets.

(c) Default Rate. The term "Default Rate" means an interest rate of 12%.

2. Interest. All sums owing on this Note shall bear interest from the date of this Note until paid, at a fixed rate of four point seven five percent (4.75%) per annum. Should the Maker default on any of the obligations specified in this Note, all sums owing on the Note shall bear interest at the Default Rate.

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3. Payment. On or before the 1st day of December, 2010, and, on or before the like date of each month thereafter until the 1st day of January, 2011, the Maker shall pay Fifty Thousand Dollars (US $50,000) to the Holder. Payments shall be applied first to costs, expenses, and other charges provided for in this Note or incurred by the Holder in realizing on this Note, second to interest then accrued, and then to principal. On or before the 1st day of January, 2011, the Maker shall pay all unpaid principal and interest remaining due on the Note, and shall pay any and all costs, expenses, and other charges due and payable on this Note, unless Holder will have given Notice of its intent to exchange the $50,000 installment payment pursuant to paragraph 4.  All payments shall be made in the lawful currency of the United States of America.

4.  Option Convert Installment Payment to Common Stock.   Holder will be entitled to convert the January 1, 2011 $50,000 installment payment (the “Payment”) to common stock.  The Payment may be converted, in whole or part, to 4.99% of the issued and outstanding common stock of the Company, provided that on, or before, January 1, 2011, the Company has completed its merger and reorganization, as well as financing relating to such payments of this Note, (the “Dilution Events”).   If the Dilution Events are not completed on or before January 1, 2011 and the conversion shares are issued, the Holder will be entitled to subsequent adjustments so that the total number of fully diluted shares (the “Adjustment Shares”) issued represent 4.99% to incorporate such Dilution Events.

(a)  Authorization of Option Shares.  The Company covenants that all Option Shares which may be issued upon the exercise of the purchase rights represented by this Option will, upon exercise of the purchase rights represented by this Option, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(b) Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder physical delivery to the address specified by the Holder in the Notice of Exercise within 7 Business Days from the delivery to the Company of the Notice of Exercise Form and payment of the aggregate Exercise Price as set forth above (“Option Share Delivery Date”).  This Option shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Option Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Option has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.

(c) Transfer Restrictions. If , at the time of conversion, the converted shares shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Maker may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Note, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.  A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Shares:

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THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR FOREIGN JURISDICTION.  THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

5. Prepayment. The Maker may prepay any amount owing on this Note without incurring any additional charge, provided that the Maker gives the Holder written notice of the amount to be prepaid at least three (3) days before the date of prepayment. Notwithstanding any prepayment, the Maker shall continue to make all succeeding installments or other payments as they become due, until this Note is completely paid.

6. Late Payment Charge. If any installment of principal or interest shall not be paid within five (5) days after the date it becomes due, the Maker shall pay a late charge equal to five percent (5%) of the delinquent installment. The late charge shall be in addition to, and not in lieu of, any other rights or remedies the Holder may have by virtue of any breach or default.

7. Security. The payment of all sums owing on this Note shall be secured by collateral in the amount of 10,000,000 shares of Silver Hill Mines, Inc. 2009 Series “A” Preferred Stock.

8. Notice of Default; Cure. Upon a Default, the Holder shall deliver written notice of the Default to the Maker. The Maker shall have the right to cure, within the Cure Period, any Default described in Section l(b)(i) or (ii) of this Note. The Maker may not cure a Default described in Section l(b)(iii) through (viii) of this Note. If the Maker cures the Default within the Cure Period, the Maker shall nonetheless remain liable for any late charge properly assessed pursuant to Section 5 of this Note. If the Maker fails to cure a Default within the Cure Period, or is prohibited from curing the Default, the Holder may accelerate all amounts owing on the Note. Such accelerated amounts shall become immediately due and payable. If the Holder accelerates the amounts due under this Note, the Holder shall have the right to pursue any or all of the remedies provided in this Note, including, but not limited to, the right to bring suit on the Note.

9. Remedies. Upon a Default and expiration of any applicable Cure Period, the Holder shall have all rights available to it at law or in equity, including all rights available under the Washington Uniform Commercial Code. Any unpaid balance outstanding at the time of a Default, and any costs or other expenses incurred by the Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to the Holder.

10. Attorneys' Fees, Costs, and Other Expenses. Maker agrees to pay all costs and expenses which the Holder may incur by reason of any Default, including, but not limited to, reasonable attorneys' fees, expenses, and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action. Any judgment recovered by the Holder shall bear interest at the Default Rate.

11. Transfer; Obligations Binding on Successors. The Maker may not transfer any of its rights, duties, or obligations under this Note without the prior written consent of the Holder. This Note, and the

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duties set forth in the Note, shall bind the Maker and its successors and assigns. All rights and powers established in this Note shall benefit the Holder and its successors and assigns.

12. Notices. Any notice, consent, or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party. A communication will be deemed to be properly addressed if sent to the Maker at 3565 Las Vegas Blvd., Suite 723, Las Vegas, NV 89109 or if sent to the Holder at 18610 E. 32nd Avenue, Greenacres, WA 99016. The Maker or the Holder may at any time during the term of this Note change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any change of address will be effective ten (10) days after notice is given.

13. Governing Law. This Note will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Washington.

14. Headings. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

15. Entire Agreement. This Note represents the entire understanding of the parties with respect to the subject matter of the Note. There are no other prior or contemporaneous agreements, either written or oral between the parties with respect to this subject.

16. Waiver. No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

17. Severability. The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances, or extent, will not be impaired.

18. References. Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to the Note.

19. Venue. The Maker agrees that any action on this Note must be brought in a court of appropriate jurisdiction in Spokane County, Washington.

20. Maximum Interest. Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

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MAKER:

SELVA RESOURCES CORPORATION

/s/ Lisa Logan

___________________________

By: Lisa Logan

Title: Director and Vice President

Schedule 3.0

Wire Payment Instructions:

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NOTICE OF EXERCISE

TO:

SILVER HILL MINES, INC.

(1)

The undersigned hereby elects to purchase ____________________ Option Shares representing _______% of the Company’s issued and outstanding common stock pursuant to the terms of the attached Promissory Note and tenders herewith payment of (exchange in whole or part of the January 1, 2011 $50,000 installment payment) the exercise price in full, together with all applicable transfer taxes, if any.

(2)

Payment shall take the form of exchanging Maker’s obligation to pay the January 1, 2011 $50,000 installment payment, or a portion thereof.

(3)

Please issue a certificate or certificates representing said Option Shares in the name of the undersigned or in such other name as is specified below:

Long Lane Capital, Inc.

The Option Shares shall be delivered to the following:

18610 East 32nd Ave.

Greenacres, WA 99016

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

_________________________________________________

Name of Authorized Signatory:

___________________________________________________________________

Title of Authorized Signatory:

____________________________________________________________________

Date:

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